Exhibit 99.1

POSTAL REALTY TRUST, INC. REPORTS FIRST QUARTER 2024 RESULTS

- Acquired 29 USPS Properties for $18.5 Million -
- Acquired at a Weighted Average Capitalization Rate of 7.8% -
- Raised $14 Million from ATM Program & OP Units to Fund Acquisitions -
- Collected 100% of Contractual Rents -
Cedarhurst, New York, May 7, 2024 (GLOBE NEWSWIRE) — Postal Realty Trust, Inc. (NYSE: PSTL) (the “Company”), an internally managed real estate investment trust that owns and manages over 1,900 properties leased primarily to the United States Postal Service (the “USPS”), ranging from last-mile post offices to industrial facilities, today announced results for the quarter ended March 31, 2024.

Highlights for the Quarter Ended March 31, 2024

•Acquired 29 USPS properties for approximately $18.5 million, excluding closing costs, at a weighted average capitalization rate of 7.8%
•14% growth in revenues from first quarter 2023 to first quarter 2024
•Net income attributable to common shareholders of $0.2 million, or $(0.01) per diluted share
•Funds from Operations ("FFO") of $5.5 million, or $0.20 per diluted share
•Adjusted Funds from Operations ("AFFO") of $6.9 million, or $0.25 per diluted share
•Subsequent to quarter end, the Company announced a quarterly dividend of $0.24 per share

"I am pleased with our Company's performance in the first quarter of 2024 as our success in 2023 continued into the current year," stated Andrew Spodek, Chief Executive Officer. "While transaction volumes continue to be lighter in 2024, we added 29 new properties to our portfolio during the quarter for $18.5 million at a weighted average capitalization rate of 7.8%. This puts us on track to achieve our full year acquisition guidance of $80 million at or above a 7.5% weighted average capitalization rate. With no near-term debt maturities and plenty of available liquidity, we are in a strong financial position to continue expanding our portfolio. Our focus remains on organic growth, accretive acquisitions and developing and maintaining relationships with postal owners and our tenant, the USPS.”

Property Portfolio & Acquisitions

The Company’s owned portfolio was 99.6% occupied, comprised of 1,537 properties across 49 states and one territory with approximately 6.0 million net leasable interior square feet and a weighted average rental rate of $9.47 per leasable square foot based on rents in place as of March 31, 2024. The weighted average rental rate consisted of $11.60 per leasable square foot on last-mile and flex properties, and $3.57 on industrial properties.

During the first quarter, the Company acquired 29 last-mile and flex properties leased to the USPS for approximately $18.5 million, excluding closing costs, comprising approximately

112,000 net leasable interior square feet at a weighted average rental rate of $14.12 per leasable square foot based on rents in place as of March 31, 2024.

Balance Sheet & Capital Markets Activity

As of March 31, 2024, the Company had approximately $2.6 million of cash and property-related reserves, and approximately $246 million of net debt with a weighted average interest rate of 4.22%. At the end of the quarter, 94% of the Company's debt outstanding was set to fixed rates (when taking into account interest rate hedges), and $134 million of the Company's revolving credit facility was undrawn.

During the first quarter, the Company issued 576,087 shares of common stock through its at-the-market equity offering program for total gross proceeds of approximately $8.2 million at an average price of $14.25 per share and 411,984 common units in its operating partnership at a price of $14.05 per unit as part of consideration for a portfolio acquisition.

Dividend

On April 30, 2024, the Company declared a quarterly dividend of $0.24 per share of Class A common stock. The dividend equates to $0.96 per share on an annualized basis. The dividend will be paid on May 31, 2024 to stockholders of record as of the close of business on May 8, 2024.

Subsequent Events

Subsequent to quarter end and through April 26, 2024, the Company acquired six properties comprising approximately 28,000 net leasable interior square feet for approximately $4.1 million, excluding closing costs. The Company had another 11 properties totaling approximately $3.5 million under definitive contracts.

Webcast and Conference Call Details

The Company will host a webcast and conference call to discuss the first quarter 2024 financial results on Wednesday, May 8, 2024, at 9:00 A.M. Eastern Time. A live audio webcast of the conference call will be available on the Company’s investor website at https://investor.postalrealtytrust.com/Investors/events-and-presentations/default.aspx. To participate in the conference call, callers from the United States and Canada should dial-in ten minutes prior to the scheduled call time at 1-877-407-9208. International callers should dial 1-201-493-6784.

Replay

A telephonic replay of the call will be available starting at 1:00 P.M. Eastern Time on Wednesday, May 8, 2024, through 11:59 P.M. Eastern Time on Wednesday, May 22, 2024, by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6671 internationally. The passcode for the replay is 13742003.

Non-GAAP Supplemental Financial Information

An explanation of certain non-GAAP financial measures used in this press release, including, FFO, AFFO and net debt, as well as reconciliations of those non-GAAP financial measures, to the most directly comparable GAAP financial measure, is included below.

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than the Company does and therefore the Company’s computation of FFO may not be comparable to such other REITs.

The Company calculates AFFO by starting with FFO and adjusting for recurring capital expenditures (defined as all capital expenditures and leasing costs that are recurring in nature, excluding expenditures that (i) are for items identified or existing at the time a property was acquired or contributed (including through the Company’s formation transactions), (ii) are part of a strategic plan intended to increase the value or revenue-generating ability of a property, (iii) are for replacements of roof or parking lots, (iv) are considered infrequent or extraordinary in nature, or (v) for casualty damage), acquisition-related expenses (defined as expenses that are incurred for investment purposes and business acquisitions and do not correlate with the ongoing operations of the Company’s existing portfolio, including due diligence costs for acquisitions not consummated and certain professional fees incurred that were directly related to completed acquisitions or dispositions and integration of acquired business) that are not capitalized, and certain other non-recurring expenses and then adding back non-cash items including: write-off and amortization of deferred financing fees, straight-line rent and other adjustments (including lump sum catch up amounts for increased rents, net of any lease incentives), fair value lease adjustments, income on insurance recoveries from casualties, non-real estate depreciation and amortization and non-cash components of compensation expense. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is widely used by other REITs and is helpful to investors as a meaningful additional measure of the Company’s ability to make capital investments. Other REITs may not define AFFO in the same manner as the Company does and therefore the Company’s calculation of AFFO may not be comparable to such other REITs.

The Company calculates its net debt as total debt less cash and property-related reserves. Net debt as of March 31, 2024 is calculated as total debt of approximately $249 million less cash and property-related reserves of approximately $3 million.

These metrics are non-GAAP financial measures and should not be viewed as an alternative measurement of the Company’s operating performance to net income. Management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, the Company believes that the additive use of FFO and AFFO, together with the required GAAP presentation, is widely-used by the Company’s competitors and other REITs and provides a more complete understanding of the Company’s performance and a more informed and appropriate basis on which to make investment decisions.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s anticipated growth and ability to obtain financing and close on pending transactions on the terms or timing it expects, if at all, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 1,900 properties leased primarily to the USPS. More information is available at postalrealtytrust.com.

Contact:
Investor Relations and Media Relations
Email: Investorrelations@postalrealtytrust.com
Phone: 516-232-8900

Postal Realty Trust, Inc.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	For the Three Months Ended March 31,
	2024	2023
Revenues:
Rental income	$16,604	$14,499
Fee and other	683	649
Total revenues	17,287	15,148

Operating expenses:
Real estate taxes	2,302	1,983
Property operating expenses	2,353	1,624
General and administrative	4,292	4,159
Depreciation and amortization	5,301	4,837
Total operating expenses	14,248	12,603

Income from operations	3,039	2,545

Other income	50	114

Interest expense, net:
Contractual interest expense	(2,637)	(2,045)
Write-off and amortization of deferred financing fees	(181)	(165)
Interest income	1	—
Total interest expense, net	(2,817)	(2,210)

Income before income tax expense	272	449
Income tax expense	(16)	(16)

Net income	256	433
Net income attributable to operating partnership unitholders’ non-controlling interests	(50)	(85)

Net income attributable to common stockholders	$206	$348

Net (loss) income per share:
Basic and Diluted	$(0.01)	$0.00

Weighted average common shares outstanding:
Basic and Diluted	22,045,310	19,294,896

Postal Realty Trust, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except par value and share data)

	March 31, 2024	December 31, 2023
Assets
Investments:
Real estate properties, at cost:
Land	$112,504	$106,074
Building and improvements	456,270	443,470
Tenant improvements	7,075	6,977
Total real estate properties, at cost	575,849	556,521
Less: Accumulated depreciation	(47,216)	(43,791)
Total real estate properties, net	528,633	512,730
Investment in financing leases, net	16,018	16,042
Total real estate investments, net	544,651	528,772
Cash	1,898	2,235
Escrow and reserves	791	632
Rent and other receivables	4,527	4,750
Prepaid expenses and other assets, net	14,999	13,369
Goodwill	1,536	1,536
Deferred rent receivable	1,643	1,542
In-place lease intangibles, net	13,701	14,154
Above market leases, net	342	355
Total Assets	$584,088	$567,345

Liabilities and Equity
Liabilities:
Term loans, net	$198,885	$198,801
Revolving credit facility	16,000	9,000
Secured borrowings, net	32,730	32,823
Accounts payable, accrued expenses and other, net	9,372	11,996
Below market leases, net	13,811	13,100
Total Liabilities	270,798	265,720

Commitments and Contingencies

Equity:
Class A common stock, par value $0.01 per share; 500,000,000 shares authorized; 22,607,251 and 21,933,005 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	226	219
Class B common stock, par value $0.01 per share; 27,206 shares authorized; 27,206 shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Additional paid-in capital	294,878	287,268
Accumulated other comprehensive income	6,888	4,621
Accumulated deficit	(53,860)	(48,546)
Total Stockholders’ Equity	248,132	243,562
Operating partnership unitholders’ non-controlling interests	65,158	58,063
Total Equity	313,290	301,625
Total Liabilities and Equity	$584,088	$567,345

Postal Realty Trust, Inc.
Reconciliation of Net Income to FFO and AFFO
(Unaudited)
(In thousands, except share and per share data)

For the Three Months Ended March 31, 2024
Net income	$256
Depreciation and amortization of real estate assets	5,274
FFO	$5,530
Recurring capital expenditures	(150)
Write-off and amortization of deferred financing fees	181
Straight-line rent and other adjustments	(142)
Fair value lease adjustments	(743)
Acquisition-related and other expenses	112
Income on insurance recoveries from casualties	(50)
Non-real estate depreciation and amortization	27
Non-cash components of compensation expense	2,126
AFFO	$6,891
FFO per common share and common unit outstanding	$0.20
AFFO per common share and common unit outstanding	$0.25
Weighted average common shares and common units outstanding, basic and diluted	28,066,647